Allion Healthcare, Inc. 1660 Walt Whitman Road, Suite 105 Melville, NY 11747 Tel: (631) 547-6520

Allion Healthcare Reports Third Quarter Results

✓	Net income of $1 million, or $0.06 per diluted share, including $0.02 impact of Oris legal expenses
✓	Net sales up 6% to $62 million
✓	A 26% increase in adjusted EBITDA to $2.9 million
✓	Year-to-date cash flow from operations up 50% to $5.6 million
✓	Signs exclusive five year distribution agreement with Galea Life Sciences for Nutraplete

MELVILLE, N.Y., November 8, 2007 – Allion Healthcare, Inc. (NASDAQ: ALLI), a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients, today announced financial results for the three months and nine months ended September 30, 2007.

Third Quarter 2007 Financial Results

Allion’s net sales for the quarter were $61.8 million, up 6.0% from $58.3 million for the third quarter of 2006.  Gross profit for the quarter increased 7.3% to $9.0 million, or 14.5% of net sales, from $8.4 million, or 14.4% of net sales, for the third quarter of 2006.

Selling, general and administrative expenses for the quarter of $7.6 million, or 12.3% of net sales, included $644,000, or 1.0% of net sales, of legal expenses related to the Oris litigation.  For the third quarter 2006, selling, general and administrative expenses were $7.1 million, or 12.1% of net sales.

Net income for the third quarter of 2007 and 2006 was $1.0 million, or $0.06 per diluted share.  Net income for the third quarter of 2007 included $644,000 in pre-tax Oris litigation expenses or $0.02 per diluted share. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $2.3 million and $2.4 million for the third quarter of 2007 and 2006, respectively. Excluding legal expenses related to the Oris litigation, EBITDA would have been $2.9 million for the third quarter of 2007.  An explanation and reconciliation of net income under generally accepted accounting principles (GAAP) to EBITDA and Adjusted EBITDA is provided below.

Michael Moran, Chairman, President and Chief Executive Officer of Allion Healthcare, Inc. commented, “Allion completed another quarter with solid financial performance.  Reported revenue and earnings per share were consistent with our expectations.  Increases in operating earnings and cash flow demonstrate the progress we have made in improving our leverage of fixed costs and operating efficiencies.

“These operating results were achieved despite the disruption associated with the Oris litigation.  For the quarter, we will pay for nine slots that were subject to earn-out payments to the previous owners of Oris.  This compares to 287 that were subject to earn-out payments in the first six months of 2007.

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        ALLI Reports Third Quarter Results

        November 8, 2007

“We are excited about the exclusive distribution agreement with Galea Life Sciences for Nutraplete. This is the first therapeutic dietary supplement designed specifically for people living with HIV/AIDS. We look forward to working with the team at Galea and helping to develop and expand the market for Nutraplete.”

Guidance

The Company today provided financial guidance for the fourth quarter of 2007.  This guidance assumes a 39% tax rate and does not include any future acquisitions.

Three Months Ending
December 31, 2007
(Guidance)
Net sales (millions)	$62.5 – 63.5
Earnings per diluted share	$0.06 – 0.07

Operating Data

The following table sets forth the net sales and operating data for each of Allion’s distribution regions for the three months ended September 30, 2007 and 2006 (dollars in thousands):

	Three Months Ended September 30,
	2007			2006
Distribution Region	Net Sales	Prescriptions	Patient Months (1)	Net Sales	Prescriptions	Patient Months(1)
California	$40,601	164,335	34,578	$37,944	161,963	33,485
New York	19,593	73,447	11,102	18,843	71,633	10,940
Florida	549	2,406	349	574	2,861	409
Seattle	1,079	5,362	955	988	5,076	910
Total	$61,822	245,550	46,984	$58,349	241,533	45,744

(1)
Patient months represent a count of the number of months during a period that a patient received at least one prescription. If an individual patient received multiple medications during each month for a quarterly period, a count of three would be included in patient months irrespective of the number of prescriptions filled each month.

Summary

Mr. Moran concluded, “Because of improvements in medication therapies, we have increased our ability to manage HIV/AIDS similar to other chronic diseases, and patients’ adherence to their treatment regimen has become one of the most critical elements in determining successful outcomes and reduced healthcare costs.  With profitable operations, substantial cash flow and an unleveraged financial position, we believe we are uniquely positioned in our industry to continue to expand our patient base and implement this business model successfully in new markets where we can improve the lives of an even greater number of HIV/AIDS patients.”

Conference Call Information

A conference will be held today November 8, 2007 at 5:00 p.m. EST; 2:00 p.m. PST.  To join the call, please dial (913) 312-0962 from the U.S. or abroad.  The call will also be webcast on Allion’s website at www.allionhealthcare.com.  To join the webcast, please go to the website at least 15 minutes prior to the start of the conference call to register, download, and install any necessary audio software. An audio replay of the call will be available from 8:00 p.m. EST on Thursday, November 8, 2007 through November 15, 2007 by dialing (719) 457-0820 from the U.S. or abroad and entering confirmation code 6607940.  The audio webcast will also be available on the Company's website for one year.

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      ALLI Reports Second Quarter Results

      November 8, 2007

About Allion Healthcare, Inc.

Allion Healthcare, Inc. is a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients. Allion Healthcare sells HIV/AIDS medications, ancillary drugs and nutritional supplies under the trade name MOMS Pharmacy.  Allion offers nationwide pharmacy care from its pharmacies in California, New York, Washington, and Florida.  Allion Healthcare works closely with physicians, nurses, clinics, AIDS Service Organizations, and with government and private payors to improve clinical outcomes and reduce treatment costs.

Safe Harbor Statement

Certain statements included in this press release that are not historical facts are forward-looking statements, such as comments by our CEO and statements about our future growth and increased stockholder value, acquisitions, expansion into new markets, opening of new pharmacies, and guidance regarding our possible future financial performance.  Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include those set forth in Item 1A.  Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006; and also include, but are not limited to, competitive pressures and our ability to compete successfully, demand for our products and services, changes in reimbursement and other changes in customer mix, changes in third party reimbursement rates or our qualification for preferred reimbursement rates in California and New York, changes in government regulations or the interpretation of these regulations, our ability to manage growth successfully, our ability to effectively market our services, receipt of licensing and regulatory approvals, and our ability to successfully identify and integrate acquisitions, any or all of which could cause actual results to differ from those in the forward-looking statements.  Except to the extent required by applicable securities laws, we are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements, whether as a result of new information, future events, or otherwise.  You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Contact:
Allion Healthcare, Inc.                                    Corporate Communications Inc.
Steve Maggio, Interim Chief Financial Officer                                                                    Scott Brittain
(631) 870-5106                                                                                                                           (615) 254-3376
scott.brittain@cci-ir.com

Galea Life Sciences
Paul Zuromski, President
(877) 576-8872

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      ALLI Reports Second Quarter Results

      November 8, 2007

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	At September 30, 2007 (UNAUDITED)	At December 31, 2006
Assets
Current Assets:
Cash and cash equivalents	$20,391	$17,062
Short term investments	8,075	6,450
Accounts receivable (net of allowance for doubtful accounts of $135 in 2007 and $425 in 2006)	17,417	18,297
Inventories	7,194	5,037
Prepaid expenses and other current assets	687	634
Deferred tax asset	387	402
Total current assets	54,151	47,882

Property and equipment, net	811	890
Goodwill	41,893	42,067
Intangible assets, net	27,984	30,683
Other assets	83	81

Total assets	$124,922	$121,603

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$15,799	$16,339
Accrued expenses	2,203	1,262
Notes payable-subordinated	—	700
Current portion of capital lease obligations	46	46
Total current liabilities	18,048	18,347

Long Term Liabilities:
Capital lease obligations	12	47
Deferred tax liability	2,052	1,343
Other	48	59
Total liabilities	20,160	19,796

Commitments & Contingencies
Stockholders’ Equity:
Preferred stock, $.001 par value, shares authorized 20,000; issued and outstanding –0- at September 30, 2007 and December 31, 2006	—	—
Common stock, $.001 par value; shares authorized 80,000; issued and outstanding 16,204 at September 30, 2007 and December 31, 2006	16	16
Additional paid-in capital	112,307	111,549
Accumulated deficit	(7,556)	(9,747)
Accumulated other comprehensive loss	(5)	(11)
Total stockholders’ equity	104,762	101,807

Total liabilities and stockholders’ equity	$124,922	$121,603

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        ALLI Reports Third Quarter Results

        November 8, 2007

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006

Net sales	$61,822	$58,349	$183,075	$151,606
Cost of goods sold	52,830	49,971	156,774	129,268
Gross profit	8,992	8,378	26,301	22,338
Operating expenses:
Selling, general and administrative expenses	7,604	7,086	22,695	19,639
Impairment of long-lived asset	—	—	599	—
Operating income	1,388	1,292	3,007	2,699
Interest income	214	168	556	946
Income from operations before taxes	1,602	1,460	3,563	3,645
Provision for taxes	569	445	1,372	835
Net income	$1,033	$1,015	$2,191	$2,810

Basic earnings per common share	$0.06	$0.06	$0.14	$0.18
Diluted earnings per common share	$0.06	$0.06	$0.13	$0.17

Basic weighted average of common shares outstanding	16,204	16,204	16,204	15,866
Diluted weighted average of common shares outstanding	17,026	17,024	17,002	16,954

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        ALLI Reports Third Quarter Results

        November 8, 2007

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine months ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,191	$2,810
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,702	2,733
Impairment of long-lived asset	599	—
Deferred rent	(11)	30
Provision for doubtful accounts	451	483
Amortization of debt discount on acquisition notes	—	13
Non-cash stock compensation expense	280	211
Deferred income taxes	724	533
Changes in operating assets and liabilities:
Accounts receivable	429	(5,156)
Inventories	(2,157)	(88)
Prepaid expenses and other assets	(55)	(195)
Accounts payable and accrued expenses	487	2,377
Net cash provided by operating activities:	5,640	3,751

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(234)	(506)
Purchases of short term securities	(49,485)	(73,847)
Sales of short term securities	47,867	91,184
Payments for acquisition of North American	—	(17)
Payments for acquisition of Oris Medical’s Assets	(201)	(326)
Payments for acquisition of Priority’s Assets	—	(1,394)
Payments for acquisition of Maiman’s Assets	—	(5,810)
Payments for acquisition of H&H’s Assets	—	(4,737)
Payments for acquisition of Whittier’s Assets	(1)	(15,821)
Payments for acquisition of St. Jude’s Assets	—	(9,382)
Net cash used in investing activities	(2,054)	(20,656)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from secondary public offering	—	28,852
Proceeds from exercise of employee stock options and warrants	—	2,153
Tax benefit realized from non-cash compensation related to employee stock options	478	303
Repayment of notes payable and capital leases	(735)	(763)
Net cash (used in) provided by financing activities	(257)	30,545

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,329	13,640
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	17,062	3,845
CASH AND CASH EQUIVALENTS, END OF PERIOD	$20,391	$17,485

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        ALLI Reports Third Quarter Results

        November 8, 2007

ALLION HEALTHCARE, INC.
Reconciliation of Net Income to EBITDA and Adjusted EBITDA (excluding Oris legal expense, impairment of long-lived asset and retroactive premium reimbursement) (UNAUDITED) (in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
Net income	$1,033	$1,015	$2,191	$2,810
Provision for taxes	569	445	1,372	835
Interest income	(214)	(168)	(556)	(946)
Depreciation and amortization	874	1,060	2,702	2,733
EBITDA	$2,262	$2,352	$5,709	$5,432
Oris Litigation expense	644	—	1,119	—
Impairment of long-lived asset	—	—	599	—
Retroactive Premium Reimbursement	—	(71)	—	(917)
Adjusted EBITDA	$2,906	$2,281	$7,427	$4,515

EBITDA refers to net income before interest, income tax expense, and depreciation and amortization. Allion considers EBITDA to be a good indication of the Company’s ability to generate cash flow in order to liquidate liabilities and reinvest in the Company. EBITDA is not a measurement of financial performance under GAAP and should not be considered a substitute for net income as a measure of performance.  Adjusted EBITDA excludes legal expenses related to the Oris litigation, impairment of long-lived assets and retroactive premium reimbursement to reflect comparable year over year EBITDA performance and provide investors with supplemental information to assess recurring EBITDA performance.

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